UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2017 (August 16, 2017)

Neff Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36752	37-1773826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400, Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

(305) 513-3350

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On August 16, 2017, Neff Corporation (“Neff” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Rentals (North America), Inc. (“URI”), a Delaware corporation and a wholly-owned subsidiary of United Rentals, Inc., and UR Merger Sub III Corporation, a Delaware corporation and wholly-owned subsidiary of URI (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Neff (the “Merger”), with Neff continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of URI. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The execution by the Company of the Merger Agreement followed a determination by the Company’s Board of Directors (the “Board”) that the proposal from URI reflected in the Merger Agreement constituted a Superior Proposal, as defined in the previously announced Agreement and Plan of Merger, dated as of July 14, 2017 (the “H&E Merger Agreement”) with H&E Equipment Services, Inc., a Delaware corporation (“H&E”), and Yellow Iron Merger Co., a Delaware corporation and wholly-owned subsidiary of H&E (“H&E Merger Sub”).  As described in Item 1.02 below, Neff terminated the H&E Merger Agreement immediately prior to entry into the Merger Agreement.

Merger Agreement

Merger Consideration

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Neff (the “Class A Common Stock”), including those shares issued in the Exchanges (as defined below) (other than Class A Common Stock held in treasury by Neff, owned directly or indirectly by URI or any of its subsidiaries or with respect to which appraisal rights under Delaware law are properly perfected and not withdrawn) will be cancelled and converted, in accordance with the Merger Agreement, into the right to receive an amount of cash equal to $25.00.

Treatment of Company Equity Awards

At the Effective Time, each outstanding option to purchase a share of Class A Common Stock (the “Company Stock Options”), will be cancelled and will cease to be outstanding with the holder of such Company Stock Option becoming entitled to receive (i) in the case of each unvested Company Stock Option, a substitute stock option on the same terms to purchase United Rentals, Inc. common stock and (ii) in the case of each vested Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

At the Effective Time, each restricted stock unit award in respect of shares of Class A Common Stock that is outstanding as of the Effective Time granted by Neff, whether vested or unvested (each, a “Company Restricted Stock Unit Award” and, together with Company Stock Options, the “Company Equity Awards”) will be cancelled and will cease to be outstanding with the holder of such Company Restricted Stock Unit Award becoming entitled to receive: (i) in the case of each unvested Company Restricted Stock Unit Award, time-vesting restricted stock units of United Rentals, Inc. common stock equal to the product of (x) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (y) the Exchange Ratio (as defined in the Merger Agreement); and (ii) in the case of each vested Company Restricted Stock Unit Award, an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

On August 16, 2017, the Board approved and adopted an amendment to the Neff Corporation 2014 Incentive Award Plan (the “2014 Plan Amendment”) providing additional protections in the event of termination “without cause” or resignation for “good reason” as defined in the 2014 Plan Amendment. The 2014 Plan Amendment will become effective immediately prior to the consummation of the Merger.  The previously announced amendment to the Neff Corporation 2014 Incentive Award Plan in connection with the proposed merger with H&E will not become effective.

The foregoing description of the 2014 Plan Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the 2014 Plan Amendment, a copy of which is attached hereto as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Conditions to Consummation of the Merger

Under the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) the information statement of Neff in connection with the Merger shall have been mailed to stockholders of Neff at least twenty (20) days prior to the closing of the Merger; (ii) the absence of any injunction which prohibits the consummation of the Merger and any statute, rule, regulation, judgment, decision, decree or other order that has the effect of making the Merger illegal or otherwise prohibits its consummation; (iii) subject to certain materiality and material adverse effect exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

No-Shop Restriction

Immediately after the execution of the Merger Agreement, until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement, Neff has agreed that it will not, and will cause its subsidiaries and their representatives not to, (i) solicit, encourage, discuss or negotiate any alternative acquisition proposal (an “Acquisition Proposal”) or potential Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any non-public information regarding an Acquisition Proposal to, any person or group of persons that is considering making an Acquisition Proposal or (iii)  approve, endorse or recommend any Acquisition Proposal.

Termination Rights; Termination Fees

The Merger Agreement contains certain customary termination rights, including that each of URI and Neff has the right to terminate the agreement after May 16, 2018 if the Merger has not been consummated, provided that if all of the conditions to closing have been satisfied other than having obtained HSR clearance, each of URI and Neff may extend such outside date to August 16, 2018.  In the event that Neff or URI terminates the Merger Agreement under certain specified circumstances, Neff will be required to pay URI a cash termination fee in the amount of $21,960,000.

Representations, Warranties and Covenants

The Merger Agreement includes customary representations, warranties and covenants of Neff, URI and Merger Sub. Among other things, Neff has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Support Agreement

On August 16, 2017, concurrently with the execution of the Merger Agreement, URI entered into a support agreement (the “Support Agreement”) with Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (together, the “Key Holders”).  The Key Holders beneficially own 14,951,625 shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and together with Class A Common Stock, “Neff Common Stock”) representing approximately 62.7% of the outstanding Neff Common Stock.  Concurrently with the execution of the Support Agreement, the Key Holders executed and delivered a written consent effective immediately following execution of the Merger Agreement (the “Written Consent”) adopting the Merger Agreement and approving the Merger.  Under the Support Agreement, the Key Holders agreed during the term of the Support Agreement, subject to certain limitations set forth therein, to vote all of their shares of Neff Common Stock against any action or agreement that is intended to prevent, interfere with, impair or delay the Merger. The Support Agreement restricts the Key Holders from discussions, negotiations and other actions related to acquisition proposals. The Support Agreement terminates on the earliest of (i) the mutual written consent of URI and the Key Holders, (ii) the date the Merger Agreement is terminated in accordance with its terms, and (iii) the closing of the Merger. Additionally, each Key Holder has the right to terminate the Support Agreement following certain material amendments to the Merger Agreement.

As a result of the execution and delivery of the Written Consent, the required approval of the Merger by the stockholders of Neff has been obtained and no additional stockholder approvals are required to complete the Merger. The Written Consent will be deemed null and void and will have no further force or effect if the Support Agreement is terminated in accordance with its terms, including if the Merger Agreement is terminated pursuant to its terms.

The foregoing descriptions of the Support Agreement and the actions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Support Agreement, a copy of which is attached hereto as Exhibit 99.1, and the terms of which are incorporated herein by reference.

Exchange and Termination Agreements

On August 16, 2017, concurrently with execution and delivery of the Merger Agreement, the Key Holders entered into an Exchange and Termination Agreement (the “Key Holder Exchange and Termination Agreement”) with Neff, URI and Neff Holdings LLC, a Delaware limited liability company (“Neff Holdings”), and the LLC Optionholders (as defined therein) entered into an Exchange and Termination Agreement (the “LLC Optionholder Holder Exchange and Termination Agreement” and, together with the Key Holder Exchange and Termination Agreement, the “Exchange and Termination Agreements”), with Neff, URI, Neff Holdings and the Management Representative (as defined therein). Pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Tax Receivable Agreement, dated as of November 26, 2014 (the “Tax Receivable Agreement”), by and among Neff, Neff Holdings, each of the members from time to time party thereto, the LLC Optionholders and the Management Representative, will be terminated without any payment by Neff.  Under the Tax Receivable Agreement, Neff previously agreed to make certain payments to the Key Holders based upon the reduction of Neff’s liability for U.S. federal, state, local and franchise taxes arising from adjustments to Holding’s basis in its assets and imputed interest.

Pursuant to the Key Holder Exchange and Termination Agreement, immediately prior to the Effective Time, all of the Common Units (the “LLC Units”) in Neff Holdings owned by each of the Key Holders shall be exchanged (the “Key Holder Exchange”) directly with the Company for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the Second Amended and Restated Limited Liability Company Agreement of Neff Holdings, dated as of November 26, 2014 (the “LLC Agreement”).  Simultaneous with the consummation of the Key Holder Exchange, all of the related Class B Common Stock of Neff owned by each of the Key Holders will be cancelled by Neff pursuant to Neff’s Amended and Restated Certificate of Incorporation for no consideration.  Additionally, pursuant to the LLC Optionholder Exchange and Termination Agreement, immediately prior to the Effective Time, all of the options convertible into LLC Units (the “LLC Options”) held by the LLC Optionholders shall be converted on a cashless basis into LLC Units and such LLC Units shall be exchanged (the “LLC Optionholder Exchange” and together with the Key Holder Exchange, the “Exchange”) directly with the Company for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the LLC Agreement.

Additionally, pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Registration Rights Agreement, dated as of November 26, 2014, by and among Neff, the Key Holders, and certain other individuals, will be terminated.

The foregoing descriptions of the Exchange and Termination Agreements and the transactions contemplated thereby do not purport to be complete descriptions and are subject to and qualified in their entirety by reference to the Exchange and Termination Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement, the Support Agreement and the Termination and Exchange Agreements and the summaries of each have been included to provide investors and security holders with information regarding their terms. Factual disclosures about the Company contained in this Current Report on Form 8-K or in the Company’s other public reports filed with the U.S. Securities and Exchange Commission (“SEC”) may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement, the Support Agreement and the Termination and Exchange Agreements, as applicable. In addition, such factual disclosures (a) have been made only for purposes of these agreements, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, (d) were made only as of the date of such agreements or other specific dates and (e) have been included in such agreements for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of these agreements may be subject to subsequent waiver or modification. Matters may change from the state of affairs contemplated by the representations and warranties contained in these agreements. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in these agreements and will update such disclosure as required by federal securities laws. Accordingly, the representations and warranties of the Company contained in these agreements should not be read alone but instead should be read together with the information provided elsewhere in this Current Report on Form 8-K, the Company’s other reports, statements and filings that it publicly files with the SEC from time to time. Please refer to the disclosure in this Current Report on Form 8-K under the heading “Additional Important Information About the Proposed Merger and Where to Find It.”

Item 1.02 Termination of a Material Definitive Agreement.

On August 16, 2017, the Company terminated the H&E Merger Agreement pursuant to a notice of termination.  In connection with the termination of the H&E Merger Agreement, URI paid to H&E a termination fee of $13,165,000 on behalf of the Company.

Simultaneously with the termination of the H&E Merger Agreement, the following previously announced agreements automatically terminated pursuant to their terms:  (i) Exchange and Termination Agreement, dated as of July 14, 2017, by and among the Company, H&E, Neff Holdings LLC and certain stockholders of the Company, (ii) the Exchange and Termination Agreement, dated as of July 14, 2017, by and among the Company, H&E, Neff Holdings LLC, the Management Representative (as defined therein) and certain holders of options to acquire units of Neff Holdings LLC and (iii) the Support Agreement, dated as of July 14, 2017, by and among certain stockholders of Company and H&E (collectively, the “Terminated Ancillary Agreements”). A description of the material terms of the H&E Merger Agreement and the Terminated Ancillary Agreements can be found in the Current Report on Form 8-K filed by the Company on July 14, 2017.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 16, 2017, the Key Holders, which hold 14,951,625 shares of Class B Common Stock representing approximately 62.7% of the outstanding Neff Common Stock at such time, executed the Written Consent adopting the Merger Agreement and approving the Merger. The Written Consent will terminate in the event that the Support Agreement is terminated in accordance with its terms. No further approval of the stockholders of Neff is required to adopt the Merger Agreement or approve the Merger. Neff will file with the SEC as promptly as reasonably practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01. Other Events.

On August 16, 2017, Neff and United Rentals, Inc. issued a joint press release regarding their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on Neff’s current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Neff. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this communication should not be considered as a representation by Neff or any other person that Neff’s current plans or expectations will be achieved. Numerous factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; changes in the business or operating prospects of Neff; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts Neff’s current plans and operations, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Company Material Adverse Event (as defined in the Merger Agreement); the ability to retain key personnel; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk of failures of Neff’s customers, suppliers or other counterparties to honor their obligations to Neff; the effect on Neff’s business of potential changes in the regulatory system under which it operates; risks relating to potential adverse tax developments; risks relating to adverse legislative developments; losses that Neff could face from terrorism, political unrest and war; changes in economic conditions or inflation; and other factors affecting future results disclosed in Neff’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in Neff’s Annual Report on Form March 31, 2017 and 10-K for the year ended December 31, 2016 and Neff’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 and in other reports filed by Neff with the SEC.

Additional Important Information About the Proposed Merger and Where to Find It

This communication relates to a proposed Merger between URI and Neff that will become the subject of an information statement for Neff’s stockholders containing information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger, to be filed with the SEC.  When completed, an information statement will be mailed to Neff’s stockholders. This communication is not a substitute for the information statement or any other document that URI or Neff may file with the SEC or that Neff may send to its stockholders in connection with the proposed Merger. Neff stockholders are urged to read the information statement and all other relevant documents filed with the SEC or sent to Neff stockholders as they become available because they will contain important information about the proposed Merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain copies of documents filed by Neff with the SEC by visiting Neff’s website at www.neffrental.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation.*

10.1

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P., and Wayzata Opportunities Fund Offshore II, L.P.

10.2

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Mark Irion, as management representative, and the holders of LLC Options party thereto.

10.3	First Amendment to Neff Corporation 2014 Incentive Award Plan.

99.1	Support Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.

99.2	Copy of Press Release issued by Neff Corporation and United Rentals, Inc., dated August 16, 2017.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Neff agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Neff’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: August 17, 2017	By:	/s/ Mark Irion
Mark Irion
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation.*

10.1

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P., and Wayzata Opportunities Fund Offshore II, L.P.

10.2

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Mark Irion, as management representative, and the holders of LLC Options party thereto.

10.3	First Amendment to Neff Corporation 2014 Incentive Award Plan.

99.1	Support Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.

99.2	Copy of Press Release issued by Neff Corporation and United Rentals, Inc., dated August 16, 2017.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Neff agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Neff’s right to request confidential treatment of any requested schedule or exhibit.